EXHIBIT 99.1

BioCryst Receives Health Canada Approval for RAPIVAB® for the Treatment of Influenza

RESEARCH TRIANGLE PARK, N.C., Jan. 08, 2017 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare diseases, today announced that Health Canada has approved RAPIVAB® (peramivir injection), an intravenous (I.V.) treatment for acute, uncomplicated influenza.

RAPIVAB is approved by the U.S. Food & Drug Administration (FDA) and is also licensed for use in Japan and Taiwan as RAPIACTA® and in Korea as PeramiFlu®.

“This RAPIVAB approval represents an important milestone for BioCryst and for our partner, Seqirus,” said Jon P. Stonehouse, President & Chief Executive Officer.  “We are excited that patients in Canada will soon have an I.V. option for the treatment of influenza infections.”

RAPIVAB is being commercialized by Seqirus globally, excluding Japan, Taiwan, Korea and Israel.  Seqirus is a leader in influenza prevention through the supply of seasonal and pandemic influenza vaccine to global markets.

About RAPIVAB (peramivir injection)

RAPIVAB (peramivir injection) is an intravenous (I.V.) viral neuraminidase inhibitor for the treatment of acute uncomplicated influenza in patients 18 years and older who have been symptomatic for no more than two days. Efficacy of RAPIVAB is based on clinical trials of naturally occurring influenza in which the predominant influenza infections were influenza A virus; a limited number of subjects infected with influenza B virus were enrolled. The efficacy of RAPIVAB could not be established in patients with serious influenza requiring hospitalization. In clinical studies, side effects with RAPIVAB were similar to placebo. The most common adverse reaction was diarrhea (RAPIVAB 8% vs 7% placebo). Similar to other neuraminidase inhibitors, there is a risk of neuropsychiatric events (confusion, delirium) and serious skin reactions. Visit www.rapivab.com to learn more.

In January 2010, Shionogi & Co., Ltd. launched intravenous peramivir in Japan under the name RAPIACTA®, and subsequently launched RAPIACTA in Taiwan. In August 2010, Green Cross Corporation announced that it had received marketing and manufacturing authorization for I.V. peramivir in Korea under the name PeramiFlu®.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in rare diseases.  BioCryst currently has several ongoing development programs: BCX7353 and second generation oral inhibitors of plasma kallikrein for hereditary angioedema, and galidesivir, (formerly BCX4430), a broad spectrum viral RNA polymerase inhibitor that is a potential treatment for filoviruses. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst’s first approved product and is currently marketed in the U.S., Japan, Taiwan and Korea. Post-marketing commitment development activities are ongoing, as well as activities to support regulatory approvals in other territories.  For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that Health Canada may not provide regulatory approval for any use of RAPIVAB for certain patient populations or that the approval may be limited.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910